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                                                                   EXHIBIT 23.1

                     INDEPENDENT PUBLIC ACCOUNTANT'S CONSENT

As independent public accountants, we hereby consent to the incorporation by reference into The AES Corporation's Registration Statement No. 33-44498 on Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 33-95046 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, and Registration Statement No. 333-38924 on Form S-3/A, of our report dated August 4, 2000, covering Grupo EDC's combined financial statements for the years ended December 31, 1999, included in this Current Report on Form 8-K of The AES Corporation dated August 18, 2000. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                                     FAGUNDEZ Y ASOCIADOS
                                            AN ASSOCIATE FIRM OF ARTHUR ANDERSEN

                                                        CARLOS RIVILLO
                                               PUBLIC ACCOUNTANT CPC No 10517
                                                         CNV No R-707

Caracas, Venezuela
August 18, 2000